EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref	DKP/628018-000001/14574223v2
Direct tel	+852 3690 7523
Email	devika.parchment@maplesandcalder.com

Fanhua Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

30 April 2019

Dear Sirs

Re: Fanhua Inc. (the “Company”)

We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the United States Securities and Exchange Commission in the month of April 2019.

Yours faithfully

Maples and Calder (Hong Kong) LLP